UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2012

FSP GALLERIA NORTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-51940	20-1641289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts	01880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 557-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

FSP Galleria North Corp. (the “Registrant”) is a Delaware corporation formed to purchase, own and operate a sixteen-story Class “A” office tower containing approximately 379,518 rentable square feet of space located on approximately 4.8 acres of land in Dallas, Texas (the “Property”).  The Registrant operates in a manner intended to qualify as a real estate investment trust, or REIT, for federal income tax purposes. The Registrant acquired the Property through a limited partnership, FSP Galleria North Limited Partnership (the “Property Owner”), of which the Registrant is the sole limited partner and of which FSP Galleria North LLC, a wholly-owned subsidiary of the Registrant, is the sole general partner. The sole business of the Property Owner is to own and operate the Property; the sole business of each of FSP Galleria North LLC and the Registrant is to hold the equity interests of the Property Owner.

Original Lease Agreement

The Property Owner and EmCare, Inc. (“EmCare”) are parties to an Office Lease Agreement dated effective March 15, 2012 (the “Original Lease Agreement”), whereby EmCare will lease an aggregate of approximately 82,972 square feet, or approximately 21.86% of the Property’s rentable area, in two phases. The first phase (“Phase I”) consists of an aggregate of approximately 45,440 square feet, comprises the entireties of the fifteenth and sixteenth floors and amounts to approximately 11.97% of the Property’s rentable area. The Phase I commencement date is August 1, 2012. The second phase (“Phase II”) consists of an aggregate of approximately 37,532 square feet, comprises the entire fourteenth floor and a portion of the thirteenth floor and amounts to approximately 9.89% of the Property’s rentable area. The Phase II commencement date is January 1, 2014. The term of the Original Lease Agreement, both for Phase I and for Phase II, expires on January 31, 2024.

EmCare has the right to extend the term of the Original Lease Agreement for two additional periods of five years each or one additional term of ten years at prevailing market rental rates. EmCare also has a right of first refusal (“Right of First Refusal”) to lease the remaining vacant space on the thirteenth floor that is not part of Phase II and that becomes available for lease after the Phase I commencement date. In addition, EmCare has an on-going first right and opportunity (“Right of First Offer”) to lease any space on the thirteenth floor that is not part of Phase II and that the Property Owner intends to offer for lease after the Phase I commencement date. Finally, EmCare has a one-time contraction right to reduce the size of its leased premises at the Property effective as of midnight on December 31, 2020 upon satisfaction of certain conditions, including delivery of written notice to the Property Owner no later than December 31, 2019 and payment of a contraction fee. The amount of space that is subject to contraction is limited to the amount of rentable area on the lowest floor that constitutes a portion of EmCare’s leased premises at the time of election.

2

Rent consists of base rental, EmCare’s electricity costs and EmCare’s share of basic operating costs and taxes above the initial base year of August 1, 2012 through July 31, 2013 for Phase I and 2014 for Phase II. Base rental increases during the term of the Original Lease Agreement and includes “free-rent” periods during lease months 30-39 for Phase I and lease months 13-18 for Phase II. The Property Owner is also obligated to fund an improvement allowance of up to $2,986,992 on or before December 31, 2014.

EmCare’s obligations under the Original Lease Agreement are secured by a letter of credit from Bank of America, N.A. in the initial principal amount of $1,000,000 (subject to further reduction) and a guaranty from EmCare’s parent corporation, Emergency Medical Services Corporation.

First Amendment

Effective October 12, 2012, the Property Owner and EmCare entered into a First Amendment to Office Lease Agreement (the “First Amendment”). The Original Lease Agreement, as amended by the First Amendment, is hereinafter referred to as the “Lease Agreement”. Pursuant to the First Amendment, the Property Owner and EmCare agreed to expand EmCare’s leased premises at the Property to include 12,282 square feet on the thirteenth floor (the “13th Floor Expansion Space”) commencing on February 1, 2013. In addition, pursuant to the First Amendment, the Property Owner granted to EmCare the right and option (the “Option”) to elect to further expand its leased premises at the Property to include, in addition to the 13th Floor Expansion Space, certain space to be determined in a subsequent lease amendment containing no less than 12,000 square feet on the twelfth floor (the “12th Floor Expansion Space”). Upon EmCare exercising the Option, the Property Owner and EmCare will mutually and reasonably agree upon the exact location of the 12th Floor Expansion Space, which will be located on the north side of the floor with elevator exposure, and the square footage will be confirmed by the Property Owner’s architect after EmCare’s architect has created the final space plan for the 12th Floor Expansion Space. If the Option is timely exercised, the lease for the 12th Floor Expansion Space will commence on February 1, 2013 and the lease of the 13th Floor Expansion Space will commence on January 1, 2014. EmCare must exercise the Option by giving written notice of its election to the Property Owner on or before 5:00 p.m. Central Time on November 15, 2012 or the Option shall automatically terminate and be of no further force or effect. The 13th Floor Expansion Space, if the Option is not timely exercised, or the 13th Floor Expansion Space and the 12th Floor Expansion Space, if the Option is timely exercised, are hereinafter referred to as the “Expansion Space”.

Pursuant to the First Amendment, the Right of First Refusal and the Right of First Offer were terminated and replaced with a right of first refusal (the “ROFR”) in favor of EmCare to lease the remaining vacant space on the twelfth floor that is not part of the Expansion Space and after the date that the Option is either timely exercised or lapses (if the Option is not timely exercised and lapses, the ROFR will be limited to 16,000 square feet on the twelfth floor).

The Property Owner is also obligated to fund the following improvement allowance on or before December 31, 2014: (i) If the Option is not timely exercised, $34.00 per square foot in the 13th Floor Expansion Space; and (ii) if the Option is timely exercised, $25.00 per square foot in the 12th Floor Expansion Space and $31.00 per square foot in the 13th Floor Expansion Space.

3

EmCare’s obligations under the Lease Agreement continue to be secured by a letter of credit, although pursuant to the First Amendment, the principal amount was increased from $1,000,000 to $1,180,000 unless EmCare timely exercises the Option, in which case the principal amount will be increased to $1,325,000. The principal amount of the letter of credit continues to be subject to reduction during the lease term. In addition, EmCare’s obligations under the Lease Agreement continue to be secured by a guaranty from EmCare’s parent corporation, Emergency Medical Services Corporation.

The Lease Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2 and is incorporated herein by reference. The foregoing summary of the Lease Agreement is qualified in its entirety by the complete text of the Lease Agreement filed herewith.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

See Exhibit Index attached hereto.

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FSP GALLERIA NORTH CORP.

Date: October 18, 2012	By: /s/ George J. Carter
George J. Carter President and Chief Executive Officer

5

EXHIBIT INDEX

Exhibit No.	Description

10.1	Office Lease Agreement between FSP Galleria North Limited Partnership and EmCare, Inc. dated effective March 15, 2012, incorporated herein by reference to Exhibit 10.1 to FSP Galleria North Corp.’s Current Report on Form 8-K, filed on March 19, 2012 (File No. 000-51940).

10.2*	First Amendment to Office Lease Agreement between FSP Galleria North Limited Partnership and EmCare, Inc. dated effective October 12, 2012.

*	Filed herewith.

6